UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 23, 2009

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Willow Creek Enterprises, Inc.

 (Name of Small Business issuer in its charter)

   NEVADA                                                    000-52970                               Applied For

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

 (Address of principal executive offices)

780-416-7777

(Registrant’s telephone number)

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Item 8 01. Other Events

On November  23, 2009 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding common shares on a twenty one to one (21 – 1) basis bringing the total common shares issued and outstanding to 165,199,986. Additionally, the board of directors and majority of share holders voted to amend the Articles of Incorporation to increase the authorized Capital of the company from 100,000,000 to 300,000,000 and have approved these corporate actions. A copy of the Directors and Shareholders Resolutions are included in this document as Exhibit 99.1 and Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 November 23, 2009 Board of Directors Resolution
99..2 November 23, 2009 Shareholders Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Ventures, Inc.

/s/ Sidney Swick

President and Director

November 25, 2009